EIGHT PERCENT PROMISSORY NOTE

$_______________	March ___, 2008

FOR VALUE RECEIVED, ENERGYTEC, INC., a Nevada corporation (the “Company”), promises to pay to the order of _______________________ (the “Holder”), at ________________________, or such other place as the Holder may designate from time to time by notice to the Company, in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, the principal sum of ____________ Thousand and No/100’s Dollars ($____________). This is one of a series of notes issued by the Company to the plaintiffs in Cause No. 296-00397-07, Oil is Fab & We are Glad LLC, et al v. Energytec, Inc., in the 296th Judicial District Court of Collins County, Texas (the “Settlement Notes”).

1.      Maturity, Interest Rate. All principal shall be due and payable on the earlier of (i) the date that is two-year anniversary date of this Note (the “Maturity Date”), or (ii) any Event of Default (as defined below). On the Maturity Date the Company will pay to the Holder special interest in the amount of $______________ [8% interest on the principal amount from December 1, 2006 through the date immediately prior to the date the Note is issued]. In addition, the unpaid principal amount of this Note shall bear simple interest at a rate of 8% per annum from the date this Note to and including the date all principal is paid in full, at which time all such interest is due and payable.

2.       Waiver of Demand, Protest, etc. The Company expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

3.        Prepayment. The Company may, at its election, prepay this Note in whole or in part at any time or from time to time.

4.      Default. On the occurrence of any one or more of the events hereinafter enumerated (an “Event of Default”) the entire unpaid balance of the principal and accrued interest shall become immediately due and payable:

(a)         Default in the payment when due of the principal or interest on this Note, whether as scheduled herein, at maturity, by acceleration, or otherwise;

(b)      The Company shall default in the performance of any term or covenant of this Note (other than a payment default contemplated by paragraph (a) of this Section 4), and such default remains uncured 30 days following written notice thereof given by the Holder to the Company.

(c)      The Company shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization; (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Company; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Company’s business; or

(d)       An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Company or an order of any court shall be entered appointing any receiver or trustee of or for Company or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default hereunder shall not constitute a waiver of the right of the Holder of this Note to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other Event of Default hereunder or under any instrument securing the indebtedness evidenced by this Note.

5.       Special Payment Terms. Concurrently with the issuance of this Note to the Holder the Company is delivering to the Holder a conditional security agreement of even date herewith (the “Security Agreement”). Under the terms of the Security Agreement the Company has pledged to the Holder its pro rata share of fifty percent (50%) of the “Net Proceeds” (as defined below) from the sale of the property interests listed on Schedule I to the Security Agreement located in Big Horn County Wyoming, which is incorporated herein by this reference (the “Big Horn Property”). The term “Net Proceeds” means the cash proceeds from the Company’s sale of any of its interest in the Big Horn Property less brokerage fees, commissions, taxes, assessments and any other fees or costs of the transaction paid to third parties including landman and attorneys’ fees. A portion of the Net Proceeds determined by the Company, but in no event less than fifty percent (50%) of the Net Proceeds (the “Payment Pool”) shall be applied to payment of the Settlement Notes. The portion of the Payment Pool payable to the Holder as payment on principal and interest of this Note shall be equal to the Payment Pool multiplied by a fraction, the numerator of which is the then outstanding principal and accrued interest on this Note and the denominator of which is the then aggregate outstanding principal and accrued interest on all Settlement Notes, all of which will be calculated as of the date of the closing of the transaction that produced the Net Proceeds. Payment to Holder of its portion of the Payment Pool will be made by the Company not more than five (5) days following the closing of the transaction that produced the Net Proceeds. Any payment made to the Holder under this Section 5 prior to the Maturity Date will be treated as a prepayment under Section 3, above.

6.       Remedies. The remedies of the holder hereof, as provided in this Note and in any instrument securing the indebtedness evidenced hereby, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the Holder hereof. The acceptance by the holder hereof of any payment under this Note that is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any rights of the Holder hereof to accelerate payment under Section 4, above, or any other remedy available to the Holder at law, under this Note, or under any other instrument securing the indebtedness evidenced hereby, at that time or at any subsequent time, or nullify any prior exercise of any such right or remedy.

7.       Check or Draft. Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the Holder.

8.       Assignment. This Note shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that the Company may not assign any of its rights or obligations hereunder without the prior written consent of the Holder. Payment of this Note in accordance with its terms to the Holder appearing on the books and records of the Company shall be effective to discharge the Company’s obligations hereunder and the indebtedness evidenced hereby. The Company has no obligation to any other person claiming any interest in this Note unless and until the Company receives from the Holder appearing on the books and records of the Company a written assignment of this Note to such person.

9.       Attorney’s Fees. If this Note is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Company agrees to pay reasonable attorney’s fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

MADE the day and year first-above written.

ENERGYTEC, INC.

By: ________________________________
Name: _____________________________
Title: ______________________________

STATE OF TEXAS	)
: ss.
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this ____ day of March 2008, by ____________________, the ____________ of Energytec, Inc., a Nevada corporation, who acknowledged to me that the Company signed the foregoing instrument.

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NOTARY PUBLIC